EXHIBIT 10.13

OPTION AGREEMENT

THIS OPTION AGREEMENT (the “Agreement”) made as of the 7th day of February, 2019.

B E T W E E N:

DESMOND STE. MARIE

(“DSM”)

-and-

EXCELLENCE HEALTH GROUP INC.

(the “EHG”)

WHEREAS EHG sold all of the issued and outstanding shares (the “Shares”) in the capital of Maribec Health Products Inc. (“Maribec”) to DSM for the sum of $1.00 and other good and valuable consideration pursuant to the terms of the share purchase agreement of even date herewith (the “Maribec SPA”); and

AND WHEREAS in connection with the Maribec SPA, DSM has agreed to provide EHG with the Option exercisable by EHG on payment by EHG of the Option Price to DSM.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree, each with the other as follows:

ARTICLE 1: Interpretation

1.1 Definitions. In this Agreement and the recitals hereto, unless the context otherwise requires, the following words and expressions shall have the following meanings:

(a)	“Business Day” means every day except Saturdays, Sundays and days on which chartered banks are closed for business in Toronto, Ontario;

(b)	“Option” means the irrevocable option exercisable by EHG to purchase the Shares from DSM on payment to DSM of the Option Price;

(c)	“Option Notice” means a written notice delivered by EHG to DSM indicating that EHG is exercising the Option;

(d)	“Option Price” means $1.00; and

(e)	“Shares” means all of the issued and outstanding common shares of Maribec.

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1.2 Sections and Headings. The division of this Agreement into Articles and Sections and the insertion of headings are for the convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof and include any agreement or instrument supplemental or ancillary hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles and Sections are to Articles and Sections of this Agreement.

1.3 Time Periods. When calculating the period of time within which or following which any act is to be done or step taken pursuant to this Agreement, the date which is the reference date in calculating such period shall be excluded.

1.4 Extended Meanings. Words importing the singular number only shall include the plural and vice versa and words importing gender shall include masculine, feminine and neuter genders.

1.5 Recitals. The parties acknowledge and agree that the recitals to this Agreement are true and correct in substance and in fact and are hereby incorporated into and form an integral part of this Agreement.

1.6 Canadian Dollars. Unless otherwise provided herein, all monetary amounts set forth in this Agreement are in Canadian dollars.

ARTICLE 2: The Option

2.1 Grant of Option. Subject to the terms of this Agreement, DSM hereby grants to EHG the Option to purchase the Shares at the Option Price exercisable at any time by EHG upon delivery of written notice to Ste. Marie indicating EHG’s expressed desire to do so (the “Option Notice”).

2.2 Exercise of Option. In order for EHG to exercise and complete the Option:

(i)	EHG shall first deliver the Option Notice to Ste. Marie;

(ii)

Upon receipt by DSM of the Option Notice, DSM shall then assist EHG, its directors and officers in obtaining the requisite consents, approvals and security clearances from Health Canada required to complete the Option; and

(iii)	Upon receiving all clearances and consents required to be obtained by Health Canada (“Health Canada Approval”), complete payment to Ste. Marie of the Option Price.

2.3 Ownership and Control Over Maribec Shares. EHG shall be prohibited from exercising any form of ownership or control over the Maribec Shares until such time as: (i) EHG, its officers and directors have received Health Canada Approval, and (ii) the Option Price has been paid in full by EHG to Ste. Marie.

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ARTICLE 3: General

3.1 Amendments and Waivers. No modification, variation, amendment or termination by mutual consent of this Agreement and no waiver of the performance of any of the responsibilities of any of the parties shall be effected unless such action is taken in writing and is signed by each of the parties. No amendment to this Agreement shall be valid or binding unless set forth in writing and duly executed by each of the parties. No waiver of any breach of any provision of this Agreement shall be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided in the written waiver, shall be limited to the specific breach waived.

3.2 Severability. Each of the covenants, provisions, Articles, Sections, subsections and other subdivisions hereof is severable from every other covenant, provision, Article, Section, subsection and the invalidity or unenforceability of any one or more covenants, provisions, Articles, Sections, subsections or subdivisions of this Agreement shall not affect the validity or enforceability of the remaining covenants, provisions, Articles, Sections, subsections and subdivisions hereof.

3.3 Time of Essence. Time shall be of the essence in this Agreement.

3.4 Notice. All notices, requests, demands, acceptances, consents, communications or other writings required or permitted to be given hereunder or for the purposes hereof (in this Article, a “Notice”) will be in writing and be sufficiently given if personally delivered, sent by prepaid registered mail or transmitted by telecopier or other form of recorded communication tested prior to transmission, addressed to the party to whom it is given, to such address as the receiving party may in writing advise the sending party. Any Notice mailed as aforesaid will be deemed to have been given and received on the third Business Day following the date of its mailing. Any Notice personally delivered will be deemed to have been given and received on the day it is personally delivered, provided that if such day is not a Business Day, the Notice will be deemed to have been given and received on the Business Day next following such day. Any Notice transmitted by telecopy or other form of recorded communication will be deemed given and received on the first Business Day after its transmission, provided that a written confirmation is produced by the sender’s telecopy machine of completed, error-free transmission. If a Notice is mailed and regular mail service is interrupted by strike or other irregularity on or before the fourth Business Day after the mailing thereof, such Notice will be deemed to have not been received unless personally delivered or transmitted by telecopy or other form of recorded communication.

3.5 Entire Agreement. Other than any agreements or other documents dated on or after the date hereof, this Agreement constitutes and contains the entire and only agreement between the parties relating to the matters described herein. This Agreement supersedes and cancels any and all previous agreements and understandings (whether written or oral) between the parties in respect of such matters.

3.6 Application of Agreement. This Agreement shall be binding upon and enure to the benefit of the parties and their respective and applicable heirs, administrators, executors, legal and personal representatives, successors and permitted assigns.

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3.7 Assignment. EHG shall at all times reserve the right to assign the Option in whole or in part without the prior written consent of DSM.

3.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

3.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which will constitute an original and all of which together will constitute one and the same agreement. Electronic or scanned copies of signatures shall for all purposes be treated as original signatures.

3.10 Further Assurances. The parties agree that they will, from time to time, execute and deliver such additional documents and assurances and do such further acts and things as each other party may reasonably request to evidence, carry out and give full effect to the terms, conditions, intent and meaning of this Agreement.

3.11 Acknowledgment. DSM acknowledges and confirms that he has obtained, or has voluntarily declined to obtain, independent financial, legal and other professional advice concerning the financial and tax implications of entering into this Agreement.

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WHEREOF the parties have executed this Agreement.

SIGNED, SEALED AND DELIVERED

In the presence of:

WITNESS	DESMOND STE. MARIE

EXCELLENCE HEALTH GROUP INC.

DR. LUC DUCHESNE
CEO

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